NEWS BULLETIN RE: CLAIRE’S STORES, INC.

3 S.W. 129th AVENUE, PEMBROKE PINES, FLORIDA 33027 (954) 433-3900

CLAIRE’S STORES, INC. REPORTS FISCAL 2008
FIRST QUARTER RESULTS

PEMBROKE PINES, Florida, June 10, 2008. Claire’s Stores, Inc., a leading specialty retailer offering value-priced jewelry and accessories, today reported its financial results for the 2008 first quarter ending May 3, 2008. Effective with the current fiscal quarter, the Company has changed its fiscal year naming convention to coincide with the calendar year in which the fiscal year begins. Accordingly, the current fiscal quarter is referred to as the 2008 first quarter and the comparable prior year quarter is referred to the 2007 first quarter.

First Quarter Results
The Company reported net sales of $327.0 million for the 2008 first quarter, a 4.0% decrease from the 2007 first quarter. The decrease was primarily attributable to a decline in same store sales, partially offset by the growth in our new store base and the effect of foreign currency translation.

Consolidated same store sales declined 8.4% in the 2008 first quarter consisting of a 3.7% increase in average transaction value that was offset by a 12.5% decrease in the average number of transactions. In North America, same store sales decreased 12.3%, with sales at our Claire’s stores declining less than at our Icing stores. European same store sales were essentially flat with a decline of 0.2%. We compute same store sales on a local currency basis, which eliminates any impact from changes in foreign exchange rates.

Commenting on first quarter results, Chief Executive Officer Gene Kahn said, “We are genuinely disappointed with our first quarter results. The challenging retail environment continues to impact our sales with mall traffic declining, and consumers’ discretionary spending being crimped by large price increases in food and gasoline.

Throughout this quarter, we have made significant progress in improving our organizational model and bolstering our merchandise offense by recruiting people to the business with strong industry, management and leadership experience. We have confidence that our improved team, combined with the benefits from the implementation of the Pan European Transformation (“PET”) project, will create momentum and drive improvement in our sales during the second half of this year. PET will allow us, for the first time, to have three separate, dedicated merchandising teams focused on Claire’s in North America, Icing, and Claire’s in Europe.

We began 2008 with an expense structure that anticipated same store sales growth. Given the current retail environment and economic conditions, we carefully reviewed our cost structure and estimate that we can save $40 million annually. We have begun to execute against a number of the identified opportunities and expect that we can save $15 million in this fiscal year, with the full annualized savings achieved in Fiscal 2009.

Our same store sales, while still negative, have shown improvement in the second quarter. We are encouraged that the new merchandise organization, combined with our cost savings initiatives, will drive improved performance during the second half of this year.”

Merchandise margin remained strong in a soft sales environment, decreasing only 30 basis points. However, gross margin, which represents merchandise margin less buying and occupancy expense, declined 520 basis points to 47.4%. The decrease is largely attributable to the deleveraging effect of the decline in same store sales on our buying and occupancy costs. First quarter 2008 buying expenses include $1.2 million of non-recurring costs related to the PET project.

Selling, general and administrative expenses increased 6.2% to $131.3 million in the first quarter of Fiscal 2008 compared to $123.7 million in last year’s comparable fiscal quarter. Adjusting for changes in foreign exchange rates and excluding $1.4 million of non-recurring PET costs and $0.8 million of sponsor management fees, SG&A would have increased $0.5 million or 0.5%.

Adjusted EBITDA in the 2008 first quarter was $34.3 million compared to $60.6 million in the 2007 first quarter. The Company defines Adjusted EBITDA as earnings before interest, income taxes, depreciation and amortization, excluding the impact of transaction related costs incurred in connection with its May 2007 acquisition and other non-recurring or non-cash expenses, and normalizing occupancy costs for certain rent-related adjustments.

At May 3, 2008 the Company’s $200 million revolving credit facility was undrawn and fully available aside from an ongoing $5.9 million letter of credit. Cash and cash equivalents were $68.0 million.

During the 2008 first quarter, cash used by operating activities was approximately $1.4 million, compared with cash provided by operating activities of $20.3 million during the 2007 first quarter. The change in cash provided by operating activities was primarily impacted by a decrease in operating income and an increase in interest paid on the debt incurred to fund the acquisition, offset by a decrease in working capital. Capital expenditures during the 2008 first quarter were $16.0 million, of which $11.7 million related to store openings and remodeling projects. Capital expenditures during the 2007 first quarter were $22.3 million.

	May 3, 2008	February 2, 2008	May 5, 2007
Store Count as of:
North America	2,142	2,135	2,126
Europe	911	905	877

Subtotal Company-Owned	3,053	3,040	3,003
Joint Venture	201	198	203
Franchise	169	166	145

Subtotal Non-Owned	370	364	348
Total	3,423	3,404	3,351

Conference Call Information
The Company will host its first quarter conference call on June 11, 2008, at 10:00 a.m. (EDT). The call-in number is 630-395-0260 and the password is “Claires.” A replay will be available through June 20, 2008. The replay number is 203-369-0512 and the password is 25247. The conference call is also being webcast and archived until June 13th on the Company’s corporate website at http://www.clairestores.com, where it can be accessed by clicking on the “Conference Calls” link located under “Financial Information” for a replay or download as an MP3 file.

Company Overview
Claire’s Stores, Inc. is a leading specialty retailer of value-priced jewelry and accessories for girls and young women through its two store concepts: Claire’s and Icing. While the latter operates only in North America, Claire’s operates worldwide. As of May 3, 2008, Claire’s Stores, Inc. operated 3,053 stores in North America and Europe. Claire’s Stores, Inc. also operates through its subsidiary, Claire’s Nippon, Co., Ltd., 201 stores in Japan as a 50:50 joint venture with AEON, Co., Ltd. The Company also franchises 169 stores in the Middle East, Turkey, Russia, South Africa, Poland and Guatemala.

Forward-looking Statements:
This press release contains “forward-looking statements” which represent the Company’s expectations or beliefs with respect to future events. Statements that are not historical are considered forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those factors include, without limitation: changes in consumer preferences and consumer spending; competition; general economic conditions such as inflation and increased energy costs; general political and social conditions such as war, political unrest and terrorism; natural disasters or severe weather events; currency fluctuations and exchange rate adjustments; uncertainties generally associated with the specialty retailing business; disruptions in our supply of inventory; inability to increase same store sales; inability to renew, replace or enter into new store leases on favorable terms; significant increases in our merchandise markdowns; inability to grow our store base in Europe; inability to design and implement new information systems; delays in anticipated store openings or renovations; uncertainty that definitive financial results may differ from preliminary financial results due to, among other things, final GAAP adjustments; changes in applicable laws, rules and regulations, including changes in federal, state or local regulations governing the sale of our products, particularly regulations relating to the metal content in jewelry, and employment laws relating to overtime pay, tax laws and import laws; product recalls; loss of key members of management; increases in the cost of labor; labor disputes; unwillingness of vendors and service providers to supply goods or services pursuant to historical customary credit arrangements; increases in the cost of borrowings; unavailability of additional debt or equity capital; and the impact of our substantial indebtedness on our operating income, and our ability to grow. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from the Company’s forward-looking statements are included in the Company’s filings with the SEC, specifically as described in the Company’s Annual Report on Form 10-K for the fiscal year ended February 2, 2008 filed with the SEC on April 25, 2008. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. The historical results contained in this press release are not necessarily indicative of the future performance of the Company.

Additional Information:
Note: Other Claire’s Stores, Inc. press releases, a corporate profile and the most recent Form 10-K and 10-Q reports are available on Claire’s business website at: http://www.clairestores.com.

Contact Information:

J. Per Brodin, Senior Vice President and Chief Financial Officer

Phone: (954) 433-3900, Fax: (954) 433-3999 or E-mail, investor.relations@claires.com

FIRST FISCAL QUARTER

CLAIRE’S STORES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS
OF OPERATIONS
(In thousands)

	Successor Entity		Predecessor Entity
	Three Months Ended		Three Months Ended
	May 3, 2008		May 5, 2007
Net sales	$327,003	100.0%	$340,571	100.0%
Cost of sales, occupancy and buying expenses	171,982	52.6	161,591	47.4

Gross profit	155,021	47.4	178,980	52.6

Other expenses (income):
Selling, general and administrative	131,335	40.2	123,684	36.3
Depreciation and amortization	22,101	6.8	15,234	4.5
Transaction-related costs	5,968	1.8	3,486	1.0
Other income	(560)	(0.2)	(1,341)	(0.4)

	158,844	48.6	141,063	41.4

Operating income (loss)	(3,823)	(1.2)	37,917	11.2
Interest expense (income), net	48,657	14.9	(3,753)	(1.1)

Income (loss) before income taxes	(52,480)	(16.1)	41,670	12.3
Provision for income taxes / (benefit)	(16,910)	(5.2)	12,888	3.8

Net income (loss)	$(35,570)	(10.9)%	$28,782	8.5%

CLAIRE’S STORES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	May 3, 2008	February 2, 2008
	(In thousands, except share and per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$68,014	$85,974
Inventories	117,783	117,679
Prepaid expenses	52,291	37,315
Other current assets	42,938	37,658

Total current assets	281,026	278,626

Property and equipment:
Land and building	22,288	22,288
Furniture, fixtures and equipment	137,239	130,130
Leasehold improvements	220,281	211,163

	379,808	363,581
Less accumulated depreciation and amortization	(72,964)	(53,972)

	306,844	309,609

Intangible assets, net	781,758	777,130
Deferred financing costs, net of accumulated amortization of $9,726 and $7,079, respectively	67,863	70,511
Other assets	73,849	71,754
Goodwill	1,836,553	1,840,867

	2,760,023	2,760,262

Total assets	$3,347,893	$3,348,497

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Trade accounts payable	$73,400	$56,089
Current portion of long-term debt	14,500	14,500
Income taxes payable	6,951	12,191
Accrued interest payable	42,157	19,536
Accrued expenses and other liabilities	120,483	117,076

Total current liabilities	257,491	219,392

Long-term debt	2,359,625	2,363,250
Deferred tax liability	124,978	139,506
Deferred rent expense	12,795	10,572
Other liabilities	11,293	10,577

	2,508,691	2,523,905

Commitments and contingencies	—	—
Stockholder’s equity:
Common stock par value $0.001 per share; authorized 1,000 shares	—	—
issued and outstanding 100 shares
Additional paid-in capital	603,968	601,201
Accumulated other comprehensive income, net of tax	12,672	3,358
Retained earnings (deficit)	(34,929)	641

	581,711	605,200

Total liabilities and stockholder’s equity	$3,347,893	$3,348,497

Net income (loss) reconciliation to EBITDA and Adjusted EBITDA
EBITDA represents net income (loss) before provision for income taxes, interest income and expense, and depreciation and amortization. Adjusted EBITDA represents EBITDA further adjusted to exclude non-cash and unusual items. Management uses Adjusted EBITDA as an important tool to assess our operating performance. Management considers Adjusted EBITDA to be a useful measure in highlighting trends in our business and in analyzing the profitability of similar enterprises. Management believes that Adjusted EBITDA is effective, when used in conjunction with net income (loss), in evaluating asset performance, and differentiating efficient operators in the industry. Furthermore, management believes that Adjusted EBITDA provides useful information to potential investors and analysts because it provides insight into management’s evaluation of our results of operations. Our calculation of Adjusted EBITDA may not be consistent with “EBITDA” for the purpose of the covenants in the agreements governing our indebtedness.

EBITDA and Adjusted EBITDA are not measures of financial performance under GAAP, are not intended to represent cash flow from operations under GAAP and should not be used as an alternative to net income (loss) as an indicator of operating performance or to cash flow from operating, investing or financing activities as a measure of liquidity. Management compensates for the limitations of using EBITDA and Adjusted EBITDA by using it only to supplement our GAAP results to provide a more complete understanding of the factors and trends affecting our business. Each of EBITDA and Adjusted EBITDA has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP.

Some of the limitations of EBITDA and Adjusted EBITDA are:

•	EBITDA and Adjusted EBITDA do not reflect our cash used for capital expenditures;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced and EBITDA and Adjusted EBITDA do not reflect the cash requirements for such replacements;

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital requirements;

•	EBITDA and Adjusted EBITDA do not reflect the cash necessary to make payments of interest or principal on our indebtedness; and

•	EBITDA and Adjusted EBITDA do not reflect non-recurring expenses which qualify as extraordinary items such as one-time write-offs to inventory and reserve accruals.

While EBITDA and Adjusted EBITDA are frequently used as a measure of operations and the ability to meet indebtedness service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

While management believes that these measures provide useful information to investors, the SEC may require that EBITDA and Adjusted EBITDA be presented differently or not at all in filings will we make with the SEC.

CLAIRE’S STORES, INC. AND SUBSIDIARIES
(UNAUDITED) (IN THOUSANDS)

	Successor Entity	Predecessor Entity
	Three Months Ended	Three Months Ended
	May 3, 2008	May 5, 2007
Net income (loss)	$(35,570)	$28,782
Income tax expense (benefit)	(16,910)	12,888
Interest expense	49,187	67
Interest income	(530)	(3,820)
Depreciation and amortization	22,101	15,234

Reported EBITDA	18,278	53,151
Book to cash rent adjustment (a)	2,067	500

EBITDA after rent related adjustment	20,345	53,651
Amortization of intangible assets (b)	528	444
Equity loss (income) (c)	133	(648)
Loss on retirement of property and equipment, net (d)	27	872
Stock compensation expense (e)	2,767	1,275
Legal settlement and related costs (f)	212	100
Consulting expenses (g)	835	251
Fixture leases (h)	159	376
Cost savings (i)	—	747
Management fee (j)	750	—
Transaction related costs (k)	5,968	3,486
Pan European Transformation costs (l)	2,555	—

Adjusted EBITDA	$34,279	$60,554

The following footnotes relate to the tables on this page:

(a)	Represents the elimination of net non-cash rent expense, amortization of rent free periods and the inclusion of cash landlord allowances.

(b)	Represents the elimination of non-cash amortization of lease rights.

(c)	Represents the elimination of non-cash equity income or loss related to our 50:50 joint venture with AEON Co. Ltd.

(d)	Represents the elimination of non-cash losses on store related property and equipment primarily associated with remodels, relocations and closures.

(e)	Represents the elimination of non-cash stock compensation expense.

(f)	Represents the elimination of a legal settlement and fees in connection with wage and hour class action litigation in California.

(g)	Represents the elimination of non-recurring consulting expenses.

(h)	Represents the elimination of non-cash amortization expenses associated with synthetic leases of store fixtures. The Company has not entered into any new synthetic leases after 2001.

(i)	Reflects the adjustment of executive air travel and other costs to the Company’s estimate for such costs on a normalized basis and the estimated savings on directors’ and officers’ insurance reflective of the Company no longer being a public company. For purposes of estimating these savings, we assumed an annual air travel budget of $250,000 for our senior executive officers.

(j)	Represents the management fee paid to Apollo Management and Tri-Artisan Capital Partners.

(k)	Transaction costs represent legal, financial advisory, compensation, severance and other acquisition related expenses.

(l)	Represents the non-recurring costs of our strategic Pan-European Transformation project. These costs consist primarily of consulting fees, compensation and legal expense incurred under the buying and SG&A expense lines.